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                                                                     EXHIBIT 3.2


                                                             Revised May 9, 1994


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                       SPECIALTY EQUIPMENT COMPANIES, INC.
                            (A Delaware Corporation)

                                    ARTICLE I

                                  Stockholders

     Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

     Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date during each year and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the stockholders entitled to vote shall elect Directors to succeed those whose terms then expire and transact such other business as may be properly brought before the meeting.

     Section 3. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors.

     Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

     Section 5. Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.


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     Section 6. Voting. At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, shall have one vote for each such share standing in his name on the books of the corporation. Except as otherwise required by statute, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, all matters brought before any meeting of the stockholders shall be decided by a vote of a majority in interest (or, in the case of the election of directors, a plurality in interest) of the stockholders of the corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.

     Section 7. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the Chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

     Section 8. Chairman of Meetings. The Chairman of the Board or, in his absence, the President shall preside at all meetings of the stockholders. In the absence of both the Chairman of the Board and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as Chairman of the meeting.

     Section 9. Secretary of Meetings. The Secretary of the corporation shall act as Secretary of all meetings of the stockholders. In the absence of the Secretary, the Chairman of the meeting shall appoint any other person to act as Secretary of the meeting.

                                   ARTICLE II

                               Board of Directors

     Section 1. Number and Term. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of nine (9) directors.

     The Board of Directors shall be divided into three classes, each consisting of three directors with the term of office for one class expiring each year. Class 1 directors shall serve a term until the annual meeting in the fiscal year ending January 31, 1996. Class 1 shall as of the date of this amendment consist of Daniel B. Greenwood and two directors to be elected at

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the annual meeting of stockholders in the fiscal year ending January 31, 1995.
Class 2 directors shall serve a term until the annual meeting in the fiscal year ending January 31, 1998. Class 2 shall as of the date of this amendment consist of three directors to be elected at the annual meeting of stockholders in the fiscal year ending January 31, 1995. Class 3 directors shall serve a term until the annual meeting in the fiscal year ending January 31, 1997. Class 3 shall as of the date of this amendment consist of Charles E. Hutchinson, Richard A. Kent and one director to be elected at the annual-meeting of stockholders in the fiscal year ending January 31, 1995. At each annual meeting of stockholders including and following the annual meeting in the fiscal year ending January 31, 1996, directors elected to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. Unless sooner terminated, each director shall serve until the later of the date on which the director's term ends or the date on which his successor is elected and qualified.

     Section 2. Resignations. Any Director, member of a committee, or other officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 3. Vacancies. Any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a vote of the holders of common stock of the Corporation. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 4. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the shares of the corporation entitled to vote for the election of Directors.

     Section 5. First Meeting. The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine,


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for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Restated Certificate of Incorporation or these Amended and Restated By-Laws, any and all business may be transacted at any special meeting.

     Section 8. Place of Conference Call Meeting. Any meeting at which one or more of the members of the Board of Directors or of a committee designated by the Board of Directors shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

     Section 9. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in his absence, the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as Secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as Secretary of the meeting.

     Section 10. Quorum; Vote. A majority of the directors then in office (but in no event less than one-third of the total number of directors) shall constitute a quorum, for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Amended and Restated Certificate of Incorporation or these Amended and Restated By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.


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                                   ARTICLE III

                                    Officers

     Section 1. General. The Board of Directors shall elect the officers of the corporation, which shall include a President, a Secretary and a Treasurer and such other or additional offices (including, without limitation, a Chairman of the Board, one or more Vice-Chairmen of the Board, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate.

     Section 2. Term of office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

     Section 3. Powers and Duties. Each of the officers of the corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon by him by the Board of Directors. Unless otherwise ordered by the Board of Directors after the adoption of these Amended and Restated By-Laws, the President, or, when the office of President is vacant, the Chairman of the Board, shall be the Chief Executive Officer of the corporation.

     Section 4. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President each shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE IV

                                  Capital Stock

     Section 1. Certificates of Stock. Certificates for stock of the corporation shall be in such form as the Board of

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Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice-Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

     Section 2. Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

     Section 3. Ownership of Stock. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                    ARTICLE V

                                  Miscellaneous

     Section 1. Corporate Seal. The seal of the corporation shall be circular in form and shall contain the name of the corporation and the year and State of incorporation.

     Section 2. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the corporation.

                                   ARTICLE VI

                                    Amendment

     The Board of Directors shall have the power to make, alter or repeal the Amended and Restated By-Laws of the corporation subject to the power of the stockholders to alter or repeal the Amended and Restated By-Laws made or altered by the Board of Directors; provided, however, that no By-Law shall be made, altered, amended or repealed so as to make such By-Law inconsistent with or violative of any provision of the Amended and Restated Certificate of Incorporation.


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                                   ARTICLE VII

                                 Indemnification

     Section 1. The corporation shall indemnify each director and each officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The corporation shall indemnify each director and each officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     section 3. The corporation shall indemnify each director and each officer or employee who is held to be a fiduciary under any employee pension, profit sharing or welfare

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plan or trust of the corporation or any of its divisions or subsidiaries and who was or is a party or threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was such a fiduciary and was serving as such at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding or any breach of any of the responsibilities, obligations or duties imposed upon fiduciaries by the Employee Retirement Income Security Act of 1974 and any amendments thereto, if he acted in good faith and in or not opposed to the best interest of such plan or trust, and, with respect to any criminal action or proceeding, had no reasonable cause of any action, suit or proceeding, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of such plan or trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The provisions of all the following paragraphs of this Article VII relating to directors, officers, employees or agents shall apply also to directors, officers, or employees held to be fiduciaries under this Section 3, specifically including the power of the corporation (Section 8) to purchase and maintain insurance on behalf of such fiduciaries.

     Section 4. To the extent that a person who is or was a director, employee or agent of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise with which he is or was serving in such capacity at the request of the corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any such claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 5. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote or a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable but a quorum of


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disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 6. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the corporation to a director or officer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

     Section 7. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under any statute, provision in the corporation's Amended and Restated Certificate of Incorporation, these Amended and Restated By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office.

     Section 8. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status of such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 9. For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 10. For purposes of this Article, references to "other enterprises" shall include employment benefit plans; references to "fines" shall include any excise taxes assessed on

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a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involve services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

     Section 11. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 12. The invalidity or unenforceability of any provision in this Article shall not affect the validity or enforceability of the remaining provisions of this Article.






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